EXHIBIT 10.16
                                 POINTE CAPITAL
                                 556 MAIN STREET
                            HUNKINS WATERFRONT PLAZA
                                 MEMORIAL SQUARE
                                   CHARLESTOWN
                               NEVIS, WEST INDIES

ASTRATA EUROPE LTD
112-113 THE CHAMBERS
CHELSEA HARBOUR
LONDON SW10 0XF

1 AUGUST 2004

Dear Sirs,

Re:  MEDIUM TERM LOAN FACILITY

We offer to place at your disposal a US Dollar loan facility in the aggregate principal amount of six hundred thousand US dollars (USD $ 600,000.00) for the purpose of general corporate operations on the following terms and conditions:

1   DEFINITIONS

In this letter, the following expressions shall, except where the context otherwise requires, bear the meanings attributed to them respectively:

              1.1 'the Lender' means Pointe Capital Ltd and shall include its successors and assigns;

              1.2 'the Borrower' means Astrata Europe Ltd, registered in England with registration number 4525814 and having its registered office at 38 Hertford Street, London W1J 7SG;

              1.3 'a business day' means a day on which Lenders are open for business in London;

              1.4 'the Commitment Expiry Date' means the earlier of 4 months after the date of this letter and the date upon which the full amount of the Facility is first outstanding under this letter;

              1.5 'a drawing' means a drawing under the Facility or, as the context may require, the principal amount comprised therein and for the time being outstanding;

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              1.6 'an event of default' means any one of the events specified in clause 8;

              1.7 'the Facility' means the US Dollar loan facility in the maximum aggregate principal amount of six hundred thousand US dollars (USD $ 600,000.00) the terms and conditions of which are set out in this letter;

              1.8 'the Loan' means the aggregate  principal  amount of drawings;
              and

              1.9 'the Repayment Dates' means 1 February 2005 and every 6 months after that date until the loan is fully repaid.

The headings in this letter are inserted for convenience only and shall be ignored in construing this letter.

2   DRAWINGS

Subject to:

              2.1 the Lender having received and found satisfactory not later than 5:00 pm on the second business day before the first drawing:

                     2.1.1 a certified copy of the certificate of incorporation of the Borrower;

                     2.1.2 a copy of the memorandum and articles of association of the Borrower certified by a director or the secretary of the Borrower to be complete and up-to-date; and

                     2.1.3 a copy of a resolution of the directors of the Borrower, certified by a director or the secretary of the Borrower to be in full force and effect at the date of receipt by the Lender, approving this letter and authorising a person or persons to sign and deliver on behalf of the Borrower this letter and any other communications or documents to be delivered by the Borrower under this letter;

              2.2 no event of default having occurred and no event having occurred that, with the giving of notice and/or the lapse of time and/or upon the Lender making the relevant determination, would constitute an event of default; and

              2.3 the Lender having received not later than 5:00 p.m. on the second business day before each drawing a notice of drawing by tested telex or letter;

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3   INTEREST

              3.1 The Borrower shall pay interest on the Loan at the rate of 3% a year above the prime rate for the time being and from time to time.

              3.2 All interest payable pursuant to this letter shall accrue from day to day and shall be calculated on the basis of a year of 365 days and shall be paid, in the case of interest under clause 3.1, on the dates falling at 3-monthly intervals after the date of this letter and, in the case of interest under clause 3.2, on demand.

              3.3 The Borrower shall, on each day on which interest is payable under sub-clause 3.3 above, pay as additional interest the cost to the Lender, as determined by the Lender in its sole discretion, of complying with any reserve, special deposit or other requirements of the Lender of England, the Financial Services Authority or any other applicable regulatory authority as affecting transactions under the Facility.

              3.4 The statement of the Lender as to the rate or amount of interest payable pursuant to this clause shall, in the absence of manifest error, be conclusive.

4   REPAYMENT

The Loan will be repaid by the Borrower by 6 equal, or substantially equal, instalments on the Repayment Dates, the amount comprised in each such repayment instalment being equal to 16.67% of the Loan at the close of business on the Commitment Expiry Date.

5   PREPAYMENT AND CANCELLATION

              5.1 Any part of the Loan prepaid shall be applied in reducing the repayment instalments under clause 4 in inverse order of maturity.

              5.2 The Borrower  may, by giving the Lender not less than 30 days'

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              prior   irrevocable   written  notice,  at  any  time  before  the
              Commitment Expiry Date cancel the whole or any part of the Facility undrawn.

6   REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender on the date of this letter and on each date while the Loan is outstanding or the Lender is under any obligation, contingent or otherwise, to make available a drawing as follows:

              6.1 the execution on behalf of the Borrower of the form of acceptance endorsed on this letter has been validly authorised and the obligations expressed as being assumed by the Borrower under this letter constitute its valid, legal and binding and enforceable obligations;

              6.2 neither the execution and delivery of the form of acceptance endorsed on this letter by the Borrower nor the performance or observance of any of its obligations under this letter will:

                     6.2.1 conflict with, or result in any breach of, any law, statute, regulation, indenture, mortgage, trust deed, agreement or other instrument, arrangement, obligation or duty by which the Borrower

                     6.2.2 or any of its assets is bound; or cause any limitation on any of the powers of the Borrower, howsoever imposed, or on the right or ability of the directors of the Borrower to exercise such powers, to be exceeded;

              6.3 the Borrower is not in default under any law, statute, regulation, indenture, mortgage, trust deed, agreement or other instrument, arrangement, obligation or duty by which it is bound;

              6.4 the most recent audited profit and loss accounts of the Borrower and the audited balance sheet of the Borrower as at that date give a true and fair view of the results of the operations of the Borrower for that period and the financial position of the Borrower as at that date and there has been no material adverse change in the business, assets, condition or operations of the Borrower since that date;

              6.5 there exists no mortgage, charge, pledge, lien, encumbrance or other security interest over the whole or any part of the undertaking or assets, present or future, including uncalled capital, of the Borrower except those already disclosed to the Lender as of the date of this Agreement; and

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              6.6 no  litigation or  administrative  or  arbitration  proceeding before or of any court, governmental authority or arbitrator is presently taking place, pending or, to the best of the knowledge, information and belief of the Borrower, threatened against the Borrower or any of its assets that might have a material adverse effect on its business, assets, condition or operations or might adversely affect its ability to perform its obligations under this letter.

7   UNDERTAKINGS

The Borrower shall:

              7.1 not create or permit to subsist any mortgage, charge, pledge, lien, encumbrance or security interest whatsoever over the whole or any part of its undertaking or assets, present or future, including uncalled capital;

              7.2 give the Lender notice in writing immediately upon becoming aware of the occurrence of any event of default or other event that, with the giving of notice and/or lapse of time and/or upon the Lender making the relevant determination, would constitute an event of default;

              7.3 within 180 days after the end of each financial year provide the Lender with 2 copies of the annual audited profit and loss account and balance sheet and annual report of the Borrower prepared on a basis consistent with prior years;

              7.4  provide  the  Lender   promptly  with  such  other  financial
              information relating to the Borrower as the Lender may from time to time reasonably require; and

              7.5 not, without the prior written consent of the Lender, and whether by a single transaction or by a series of transactions, related or not, sell, transfer, lend or otherwise dispose of, in any such case otherwise than in the ordinary course of trading, the whole or any substantial part of its business or assets, or make any change in the nature of its business that would materially alter the nature of the business of the Borrower for the time being and from time to time.

8   EVENTS OF DEFAULT

              8.1   An event of default occurs if:

                     8.1.1 the Borrower fails to perform and observe any of its obligations under this letter;

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                     8.1.2  any  representation or warranty made by the Borrower
                            pursuant  to  this   letter  or  in  any   statement
                            delivered or made pursuant to it is incorrect to a material extent when made;

                     8.1.3 a material adverse change occurs, in the opinion of the Lender, in the financial condition, results of operations or business of the Borrower;

                     8.1.4 any other indebtedness for borrowed money of the Borrower is not paid when due or becomes due or capable of being declared due before its stated date of payment;

                     8.1.5  any  action  is  taken  for or  with  a view  to the winding-up of the Borrower or a petition is presented for the making of an administration order in respect of the Borrower or such an order is made or the Borrower becomes insolvent or is unable to pay its debts within the meaning of the INSOLVENCY ACT 1986 SECTION 123 or makes any proposal to, or enters into dealings with, any of its creditors with a view to avoiding, or in expectation of, insolvency or stops or threatens to stop payments generally or an encumbrancer takes possession or a receiver or administrative receiver is appointed of the whole or any material part of the assets of the Borrower;

                     8.1.6 it becomes unlawful or impossible for the Lender to make, maintain or fund the Loan as contemplated by this letter or any of the obligations expressed as being assumed by the Borrower under this letter ceases to be valid, legal, binding and enforceable obligations of; or

                     8.1.7 the Borrower ceases to be directly or indirectly a wholly owned subsidiary of Astrata Group, Inc. or in the opinion of the Lender, control of the Borrower's voting share capital or Board of Directors significantly changes as a result of a take-over or merger of, or transfer of shares in, or issue or sale of shares by the Borrower.

              8.2 No further drawing may be made after the occurrence of an event of default or an event that, with the giving of notice and/or lapse of time and/or the Lender making the relevant determination would constitute an event of default and the Lender shall be entitled at any time after the occurrence of an event of default by notice in writing to the Borrower to declare that the Loan and all interest and commitment commission accrued and all other sums payable

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              pursuant to this letter have become  immediately  due and payable, whereupon they shall become immediately due and payable and the Borrower shall immediately pay them to the Lender.

              8.3 If the Loan is declared immediately due and payable as stated above, the Borrower shall reimburse the Lender for all losses and expenses, including loss of profit, incurred by the Lender in consequence of the event of default and/or of the acceleration of the Loan. The certificate of the Lender as to the amount of such losses and expenses shall, in the absence of manifest error, be conclusive.

9   PAYMENTS

              9.1 All payments to be made under this letter shall be made in US Dollars in immediately available funds during normal business hours. If any sum falls due for payment under this letter on a day which is not a business day, it shall be made on the next succeeding business day.

              9.2 All payments to be made to the Borrower under this letter shall be made to the account of the Lender at:

                     Bank: Royal Bank of Scotland PLC
                     Account Number: LOPOCA USD1
                     IBAN: GB37 RBOS 1663 0000 3058 75
                     IBAN BIC: RBOS GB 2L
                     Account Name: Loughran & Co Re Pointe Capital Ltd

                     Or to such other account or in such other means as the Lender and the Borrower may from time to time agree.

              9.3 All sums payable by the Borrower under the Facility shall be paid in full without any set-off or counterclaim and, save in so far as required by law to the contrary, free and clear of and without any deduction or withholding whatsoever. If the Borrower is at any time required by law to make any deduction or withholding from any payment to the Lender, then the Borrower shall immediately pay to the Lender such additional amounts as will result in the Lender receiving the full amount it would have received had no such deduction or withholding been required, and shall simultaneously provide the Lender with a certificate of deduction or withholding in respect of the amount deducted or withheld together with evidence satisfactory to the Lender that the amount so deducted or withheld has been paid over to the relevant authorities when and as due.

10   COMMITMENT COMMISSION, FEES AND EXPENSES

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              10.1 The  Borrower  shall  reimburse  the Lender on demand for all expenses, including legal expenses, and all VAT thereon incurred by the Lender in connection with the negotiation, preparation and execution of this letter, and shall reimburse the Lender on demand for all expenses, including legal expenses, and all VAT thereon incurred by the Lender in suing for or recovering any sum due to the Lender under this letter or otherwise in protecting or enforcing its rights under this letter.

              10.2 The Borrower shall pay all stamp and other duties and taxes, if any, to which this letter may be subject or give rise and shall indemnify the Lender against any and all liabilities with respect to or resulting from any delay or omission on the part of the Borrower in the payment of such duties or taxes.

11   NOTICES

              11.1   Any notice or other communication required to be given:

                     11.1.1 to the Lender  under this letter  shall be addressed and delivered to the Lender at the following address: Pointe Capital Ltd, 38 Hertford Street, London W1J 7SG, United Kingdom.

                     11.1.2 to the Borrower under this letter shall be addressed and delivered to the Borrower at Astrata Europe Ltd, 112-113 The Chambers, Chelsea Harbour, London SW10 0X

              or in either such case at such other address and marked for the attention of such other person as may be notified by the relevant party to the other party from time to time for this purpose.

              11.2 Any notice or other communication to be given under this letter may be given by telephone, unless otherwise required by the terms of this letter, first class prepaid post, fax or tested telex and shall be effective on receipt. Any notice given by telephone or fax shall be confirmed by a letter sent by first class prepaid post dispatched within 24 hours after the telephone conversation or after the time the fax was sent, but failure to dispatch or receive such confirmatory letter shall not prejudice the effectiveness of the notice given by telephone or fax. The Lender shall be entitled to act upon, and the Borrower shall be bound accordingly by, any notice or other communication believed by the Lender to be given or made by the person or persons duly authorised to give or make it.

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12   ASSIGNMENT

The Borrower may not assign or transfer any of its rights or obligations under this letter without the prior written consent of the Lender.

13   WAIVERS: REMEDIES CUMULATIVE

No failure or delay by the Lender in exercising any right, power or privilege under this letter shall impair the same or operate as a waiver of the same nor shall any single or partial exercise of any right, power or privilege preclude any further exercise of the same or the exercise of any other right, power or privilege. The rights and remedies provided in this letter are cumulative and not exclusive of any rights and remedies provided by law.

14   LAW

This letter, and the contract arising out of the Borrower's acceptance of the Facility on the terms and conditions set out in this letter, shall be governed by and construed in all respects in accordance with the laws of England.

                                Yours faithfully,



                                Pierce Loughran, Attorney
                                Signed For and On Behalf of Pointe Capital Ltd

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                               FORM OF ACCEPTANCE


                               ASTRATA EUROPE LTD
                              112-113 THE CHAMBERS
                                 CHELSEA HARBOUR
                                 LONDON SW10 0XF

Pointe Capital
556 Main Street
Hunkins Waterfront Plaza
Memorial Square
Charlestown
Nevis, West Indies

                                                                   1 AUGUST 2004

Dear Sirs,
We refer to your letter dated 22 October 2004 of which the above is a copy, in which you offered to place at our disposal a US Dollar loan facility in the maximum aggregate principal amount of $600,000 on the terms and conditions contained therein, and we are pleased to accept such offer on such terms and conditions.

                                Yours faithfully,



                                For and On Behalf of Astrata (Europe) Ltd